Exhibit 99.1

Exhibit 99.1

Contacts:
PR/Media Inquiries: Teresa Johnson Merit Medical	Investor Inquiries: Mike Piccinino, CFA, IRC Westwicke - ICR
+1-801-208-4295	+1-443-213-0509
tjohnson@merit.com	Mike.piccinino@westwicke.com

FOR IMMEDIATE RELEASE

MERIT MEDICAL TO PRESENT “FOUNDATIONS FOR GROWTH” PROGRAM and

FINANCIAL TARGETS FOR 2020 to 2023

SOUTH JORDAN, Utah, November 10, 2020 -- Merit Medical Systems, Inc. (NASDAQ: MMSI), a leading manufacturer and marketer of proprietary disposable medical devices used in interventional, diagnostic and therapeutic procedures, particularly in cardiology, radiology, oncology, critical care and endoscopy, will hold an investor call today to introduce its multi-year financial targets for growth and improved profitability and will host a question-and-answer session.

The Company’s new multi-year financial targets for the period 2020 to 2023 are:

●	Total revenue is expected to increase at a compound annual growth rate (CAGR) of 5% to 7% - on an organic, constant currency, basis*, for the three fiscal years ending December 31, 2023.
●	GAAP operating margin of 13.7% to 17.0% and non-GAAP operating margin* of 18% to 21% for the twelve months ending December 31, 2023.
●	Cumulative free cash flow* generation of at least $300 million for the three fiscal years ending December 31, 2023.

* Organic revenue, organic revenue on a constant currency basis, non-GAAP operating margin and free cash flow are non-GAAP financial measures. A reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures is included under the heading “Non-GAAP Financial Measures” below.

The Company also reaffirmed its 2020 financial guidance, as follows:

Based upon information currently available to Merit’s management, Merit estimates for the year ending December 31, 2020, absent material acquisitions, non-recurring transactions or other factors beyond Merit’s control, the following:

●	Net revenue in the range of $950.0 million to $959.0 million, representing a decrease of approximately 3.5% to 4.5% year over year, as compared to net revenue of $994.9 million for the twelve months ended December 31, 2019. The fiscal year 2020 revenue guidance range assumes:

o	Net revenue from the cardiovascular segment of between $921.0 million and $930.0 million, representing a decrease of approximately 3% to 4% year-over-year as compared to net revenue of $961.0 million for the twelve months ended December 31, 2019.
o	Net revenue from the endoscopy segment of between $28.6 million and $28.9 million, representing a decrease of approximately 14.5% to 15.5% year-over-year as compared to net revenue of $33.9 million for the twelve months ended December 31, 2019.
●	GAAP net loss in the range of $(11.8) million to $(15.0) million, or $(0.21) to $(0.27) per diluted share, compared to GAAP net income of $5.5 million, or $0.10 per diluted share, for the twelve months ended December 31, 2019.
●	Non-GAAP net income in the range of $85.5 million to $88.5 million, or $1.52 to $1.57 per diluted share, compared to non-GAAP net income of $82.1 million, or $1.46 per diluted share, for the twelve months ended December 31, 2019.

Merit’s financial guidance for the year ending December 31, 2020 is subject to risks and uncertainties identified in this release and Merit’s public filings.

CONFERENCE CALL

Merit will hold its Foundations for Growth investor conference call (conference ID 2887092) today, November 10, 2020, at 5:00 p.m. Eastern (4:00 p.m. Central, 3:00 p.m. Mountain, and 2:00 p.m. Pacific). The domestic telephone number is (844) 578-9672 and the international number is (508) 637-5656. A live webcast and slide deck will also be available at merit.com.

Non-GAAP Financial Measures

Although Merit’s financial statements are prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”), Merit’s management believes that certain non-GAAP financial measures referenced in this release provide investors with useful information regarding the underlying business trends and performance of Merit’s ongoing operations and can be useful for period-over-period comparisons of such operations. Non-GAAP financial measures used in this release include:

●	organic revenue,
●	organic revenue on a constant currency basis,
●	non-GAAP operating margin,
●	free cash flow.

Merit’s management team uses these non-GAAP financial measures to evaluate Merit’s profitability and efficiency, to compare operating results to prior periods, to evaluate changes in the operating results of its operating segments, and to measure and allocate financial resources internally. However, Merit’s management does not consider such non-GAAP measures in isolation or as an alternative to measures determined in accordance with GAAP.

Readers should consider non-GAAP measures used in this release in addition to, not as a substitute for, financial reporting measures prepared in accordance with GAAP. These non-GAAP financial measures generally exclude some, but not all, items that may affect Merit’s net income. In addition, they are subject to inherent limitations as they reflect the exercise of judgment by management about which items are excluded. Merit believes it is useful to exclude such items in the calculation of non-GAAP operating margin because such amounts in any specific period may not directly correlate to the underlying performance of Merit’s business operations and can vary significantly between periods as a result of factors such as acquisition transactions, non-cash expenses related to amortization or write-off of previously acquired tangible and intangible assets, severance expenses, expenses resulting from non-ordinary course litigation or administrative proceedings and resulting settlements, and corporate transformation expenses. Merit may incur similar types of expenses in the future, and the non-GAAP financial information included in this release should not be viewed as a statement or indication that these types of expenses will not recur. Additionally, the non-GAAP financial measures used in this release may not be comparable with similarly titled measures of other companies. Merit urges investors and potential investors to review the reconciliations of its non-GAAP financial measures to the comparable GAAP financial measures, and not to rely on any single financial measure to evaluate Merit’s business or results of operations.

Organic Revenue and Organic Revenue on a Constant Currency Basis

Merit’s organic revenue is defined as GAAP revenue adjusted for revenue from acquisitions or divestitures. Organic revenue on a constant currency basis is defined as organic revenue adjusted to eliminate the foreign exchange impact related to that organic revenue for the relevant period, using the applicable average foreign exchange rates in effect for the comparable prior-year periods presented. In the case of this release, the comparable baseline year is the year ending December 31, 2020. The compound annual growth rate (CAGR) calculation excludes a forecasted $4 million benefit from foreign exchange fluctuations for the year ending December 31, 2021.

Non-GAAP Operating Margin

Non-GAAP operating margin is calculated by adjusting GAAP operating income  for certain items which are deemed by Merit’s management to be outside of core operations and vary in amount and frequency among periods, such as expenses related to new acquisitions, non-cash expenses related to amortization or write-off of previously acquired tangible and intangible assets, severance expenses, performance-based stock compensation expenses, corporate transformation expenses, expenses resulting from non-ordinary course litigation or administrative proceedings and resulting settlements, governmental proceedings or changes in industry regulations, as well as other items that could arise but which are not currently anticipated by management.

Free Cash Flow

Free cash flow is defined as cash flow from operations calculated in accordance with GAAP less capital expenditures calculated in accordance with GAAP, as set forth in the consolidated statement of cash flows.

Reconciliation of GAAP Operating Margin to Non-GAAP Operating Margin

(Unaudited, ss a percentage of forecasted sales)

	Low End	High End
	Year Ended	Year Ended
	December 31, 2023	December 31, 2023
	% Sales	% Sales
GAAP Operating Margin	13.7%	17.0%
Cost of Sales
Amortization of intangibles	3.8%	3.6%
Operating Expenses
Amortization of intangibles	0.5%	0.4%

Non-GAAP Operating Margin	18.0%	21.0%

ABOUT MERIT

Founded in 1987, Merit Medical Systems, Inc. is a leading manufacturer and marketer of proprietary disposable medical devices used in interventional, diagnostic and therapeutic procedures, particularly in cardiology, radiology, oncology, critical care and endoscopy. Merit serves client hospitals worldwide with a domestic and international sales force and clinical support team totaling in excess of 500 individuals. Merit employs approximately 6,000 people worldwide with facilities in South Jordan, Utah; Pearland, Texas; Richmond, Virginia; Malvern, Pennsylvania; Rockland, Massachusetts; Aliso Viejo, California; Maastricht and Venlo, The Netherlands; Paris, France; Galway, Ireland; Beijing, China; Tijuana, Mexico; Joinville, Brazil; Ontario, Canada; Melbourne, Australia; Tokyo, Japan; Reading, United Kingdom; Johannesburg, South Africa; and Singapore.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Statements contained in this release which are not purely historical, including, without limitation, statements regarding Merit’s forecasted plans, net sales, net income or loss (GAAP and non-GAAP), gross and operating margins (GAAP and non-GAAP), earnings per share (GAAP and non-GAAP), free cash flow, compound annual growth rate, effective tax rate and other financial results, the potential impact, scope and duration of, and Merit’s response to, the coronavirus (COVID-19) pandemic and the potential for recovery from that pandemic, consolidation of Merit’s facilities or other expense reduction initiatives, future growth and profit expectations, or improvements in economic conditions, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to risks and uncertainties such as those described in Merit’s Annual Report on Form 10-K for the year ended December 31, 2019 (as amended by Amendment No. 1 to Annual Report on Form 10-K/A, the “2019 Annual Report”), Merit’s subsequent Quarterly Reports on Form 10-Q and other filings with the Securities and Exchange Commission (the “SEC”). Such risks and uncertainties include inherent risks and uncertainties relating to Merit’s internal models or the projections in this release; risks and uncertainties associated with the COVID-19 pandemic and Merit’s response thereto; risks relating to Merit’s potential inability to successfully manage growth through acquisitions generally, including the inability to effectively integrate acquired operations or products or commercialize technology developed internally or acquired through completed, proposed or future transactions; negative changes in economic and industry conditions in the United States or other countries; expenditures relating to research, development, testing and regulatory approval or clearance of Merit’s products and risks that such products may not be developed successfully or approved for commercial use; governmental scrutiny and regulation of the medical device industry, including governmental inquiries, investigations and proceedings involving Merit; litigation and other judicial proceedings affecting Merit; restrictions on Merit’s liquidity or business operations resulting from its debt agreements; infringement of Merit’s technology or the assertion that Merit’s technology infringes the rights of other parties; actions of activist shareholders; product recalls and product liability claims; changes in customer purchasing patterns or the mix of products Merit sells; risks and uncertainties associated with Merit’s information technology systems, including the potential for breaches of security and evolving regulations regarding privacy and data protection; increases in the prices of commodity components; the potential of fines, penalties or other adverse consequences if Merit’s employees or agents violate the U.S. Foreign Corrupt Practices Act or other laws or regulations; laws and regulations targeting fraud and abuse in the healthcare industry; potential for significant adverse changes in governing regulations, including reforms to the procedures for approval or clearance of Merit’s products by the U.S. Food & Drug Administration or comparable regulatory authorities in other jurisdictions; changes in tax laws and regulations in the United States or other countries; termination or interruption of relationships with Merit’s suppliers, or failure of such suppliers to perform; fluctuations in exchange rates; concentration of a substantial portion of Merit’s revenues among a few products and procedures; development of new products and technology that could render Merit’s existing or future products obsolete; market acceptance of new products; volatility in the market price of Merit’s common stock; modification or limitation of governmental or private insurance reimbursement policies; changes in healthcare policies or markets related to healthcare reform initiatives; failure to comply with applicable environmental laws; changes in key personnel; work stoppage or transportation risks; introduction of products in a timely fashion; price and product competition; availability of labor and materials; fluctuations in and obsolescence of inventory; and other factors referenced in the 2019 Annual Report and other materials filed with the SEC. All subsequent forward-looking statements attributable to Merit or persons acting on its behalf are expressly qualified in their entirety by these cautionary statements. Actual results will likely differ, and may differ materially, from anticipated results. Financial estimates are subject to change and are not intended to be relied upon as predictions of future operating results. Those estimates and all other forward-looking statements included in this document are made only as of the date of this document, and except as otherwise required by applicable law, Merit assumes no obligation to update or disclose revisions to estimates and all other forward-looking statements.

TRADEMARKS

Unless noted otherwise, trademarks and registered trademarks used in this release are the property of Merit Medical Systems, Inc. and its subsidiaries in the United States and other jurisdictions.

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